Exhibit 10.4
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.

AMENDMENT FIVE
TO PRODUCT PURCHASE AGREEMENT NO. PR002542-060507

This Amendment No.5 ("Amendment Five") is dated December 16, 2008 (the "Amendment Five Effective Date") and is an amendment to the Product Purchase Agreement No. PR002542- 060507 dated September 10, 2007, (the "Agreement") between DOT HILL SYSTEMS CORP. ("Supplier"), a Delaware corporation, with offices at 2200 Faraday Avenue, Suite 100, Carlsbad, CA 92008, and Hewlett-Packard Company ("HP"), a Delaware corporation, with offices at 3000 Hanover Street, Palo Alto, California 94304. Supplier and HP may be referred to individually as a "Party" and collectively as "Parties."

WHEREAS, Supplier and HP have entered into that certain Agreement including all exhibits and amendments thereto, (collectively, the "Agreement"), whereby Supplier authorized HP to distribute and promote certain products and services pursuant to the terms and conditions contained therein;

WHEREAS, Supplier and HP each desires to amend the Agreement to include the production, associated maintenance, support, license and distribution of additional Data Management Software Products as specified herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

TERMS

1.
§3.2.1 through 3.2.3. The following Sections 3.2.1, 3.2.2 and 3.2.3 shall be added to the Agreement for purposes of setting forth payment terms with respect to Software Products, as that term is defined, below.

3.2.1.    Payment Terms for Software Products. Notwithstanding the foregoing, the payment terms with respect to "Snapshot," "Volume Copy" and any other software packages that may be licensed under this Agreement as stand-alone Software that is licensed for a fee ("Software Products"), shall be as set forth in this paragraph. At the end of each […***…], HP shall compile a report that sets forth the number of Software Products that have been newly licensed and/or supported during the […***…] ("Data Management Software Report"). With respect to Software Products newly licensed during the […***…], HP shall pay to Supplier the applicable […***…]. With respect to […***…] for Software Products that were sold during the […***…], HP shall pay to Supplier the applicable, accrued portion of the […***…] which accrual is further described in Exhibit E-5 under "Accrual of Maintenance Royalty." Collectively, the […***…] and […***…] shall be referred to as the "License Charges"). HP shall send the Data Management Software Report, along with payment of the Licensed Charges to Dot Hill within […***…] of the end of each […***…]. The current
[…***…] and […***…] pricing is set forth on Exhibit E-5.

*** Confidential Treatment Requested

Exhibit 10.4

3.2.2    HP will pay to Supplier all amounts owed for License Charges through the end of the […***…]. Thereafter, License Charges shall be paid pursuant to this Section 3.2.

2.	§7.2.4. The following shall be added to the Agreement as Section 7.2.4 for purposes of setting forth the warranty term s for Software Products:

7.2.4.    Notwithstanding the foregoing, in respects to section 7.1.5, Software Products shall be warranted against defects in design, material and workmanship for […***…] following HP's shipment to each customer of the Software Products and, thereafter, support shall be provided in exchange for the payment of the applicable […***…].

3.
Exhibit (B) (Product Description and Specifications) attached to the Agreement shall be amended by inclusion at the end of the current Exhibit (B) the new Exhibit (B-5) (Software Product Description and Specifications) attached hereto.

4.	Exhibit (E) (Pricing) attached to the Agreement shall be amended by inclusion at the end of the current Exhibit (E), the new Exhibit (E-5) (Software Product Pricing) attached hereto.

5.	Exhibit (V) (Software Product Requirements) attached hereto is hereby included in its entirety in the Agreement.

Except as expressly set forth herein, all other terms and conditions of the Agreement shall continue in full force and effect. Capitalized terms used but not defined herein shall have the meanings given thereto in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment Five to be executed by their duly authorized representatives on the dates indicated below.

	HEWLETT-PACKARD COMPANY		DOT HILL SYSTEMS CORP.
By:	/s/ Robin Hensley	By:	/s/ Dana W. Kammersgard
Name:	Robin Hensley	Name:	Dana W. Kammersgard
Title:	VP & General Manager, Entry Storage Division	Title:	CEO
DATE:	12/17/08	DATE:	12/17/08

*** Confidential Treatment Requested

Exhibit 10.4

EXHIBIT (B-5)

DATA MANAGEMENT SOFTWARE PRODUCT DESCRIPTION AND SPECIFICATIONS

The following additional software products listed and described in Tables (1) below in this Exhibit (B-5) shall be considered "Software Products" under the Agreement and are incorporated into the Agreement by reference. The parties may add additional data management software to this Exhibit, which software shall then be considered Software Products, from time to time, upon mutual written agreement:

Software Products:

Table (1)

HP Part Number I SKU	Software Product Description
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

*** Confidential Treatment Requested

Exhibit 10.4

EXHIBIT (E-5)

SOFTWARE PRODUCT PRICING

Subject to the terms and conditions of the Agreement. per-copy license fees (“royalties”) for Software Products made available by Supplier to HP as set forth in this Agreement and more particularly described in Exhibit (B-5), are as set forth below. All amounts from which royalties shall be calculated under this Agreement shall be in United States Dollars (USD). All fees paid to Supplier under this Agreement shall be paid by either bank transfer (ACH), check, or wire transfer, or in such other manner as otherwise mutually agreed by the parties. Prices paid by HP to Supplier for Software Products may be changed as per the terms of the Agreement, upon mutual written agreement through amendment to the Agreement. The parties agree that Section 4.6.1 of the Agreement in Amendment Eight shall apply to the pricing set forth below, however, the automatic […***…] Decreases in price shall continue to apply through to the end of […***…]. Section 4.6.2, of the Agreement in Amendment Eight, and the concept of “[…***…],” shall not apply to pricing, below.

Per-copy Software Product Royalties ([…***…]). Except as otherwise set forth in this Exhibit (E-5) and subject to the terms and conditions of the Agreement, HP shall pay Supplier a […***…] for each Software Product license sold by HP either directly or indirectly through its agents, employees, or channels and as bundled, integrated, or distributed as set forth in Table ( I) below:

Table (1)

HP Part Number I SKU	Software Product Description	CYQ1 2008	CY Q2 2008	CYQ3 2008	CYQ4 2008	CY 01 2009
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
*Volume Copy Software pricing is for […***…] per array

Each […***…] shall include the right to reproduce and distribute all associated Documentation.

*** Confidential Treatment Requested

Exhibit 10.4

Customer Maintenance Royalty ([…***…]). Subject to Supplier's performance of its support obligations under the Agreement, for each sale by HP of a maintenance services subscription agreement entitling HP customers to annual maintenance including Supplier software releases, updates and related software support, HP shall pay Supplier a […***…] royalty equivalent to
[…***…] of HP's then-current worldwide reference list price for the maintenance services agreements sold ([…***…]). Such […***…] royalty is incremental and in addition to the […***…] and shall cover Level 3 backup support and HP's right to sublicense and distribute all Supplier software updates, enhancements, bug fixes, and related minor releases, as further described in Exhibit V (Software Product Requirements) of the Agreement. If HP decreases its worldwide reference list price (to HP's customers) for the maintenance service agreements by more than […***…] in any […***…] period, the […***…] paid to Supplier shall not decrease by more than […***…] during any […***…] period.

No Other Payments. No royalty or fee ([…***…] or otherwise) shall be due for any license of the Software Products used by or distributed by HP or its distributors or contractors for reasonable non-production use, such as demonstration, training, integration, or support purposes. Notwithstanding the foregoing, such reasonable internal use shall not include the use by HP or its distributors or contractors to generate marketing collateral for use in selling HP products other than the Software Products or Integrated Products. Except as expressly provided otherwise in this Exhibit (B), no other fees or payments shall be payable by HP under or related to this Agreement.

Custom Enhancements or Acceleration of Product Development. HP may, from time to time, request custom enhancements to Software Products or for Supplier to accelerate certain planned development with respect to the Software Products. In such instances, the parties will mutually agree upon terms and conditions for such development, which may include the payment of Non Recurring Engineering Fees (NRE Fees).

Payment and Royalty Reports. […***…] will accrue upon shipment to the receiving end user for copies of the Software Product distributed by HP (either directly or indirectly) to such end user. All accrued royalties (less any offset for fees previously paid to Supplier by HP for copies of the Software Product that were returned or subject to adjustment) will be paid by HP to Supplier.

Accrual of Maintenance Royalty. For Customers who pay […***…] (or on some other basis) under a […***…], the appropriate HP's Worldwide Corporate Reference Price shall be used as the basis for calculating Service Fees (i.e., HP's Worldwide Corporate Reference Price for […***…] payments) for Software Technical Support Services and Software Update Services. However, said […***…] or other payments shall be deemed to accrue […***…], and the amount accrued shall be equal to a […***…] of the entire payment. For example, an […***…] payment shall be deemed to accrue in […***…] installments.

*** Confidential Treatment Requested

Exhibit 10.4

License Granted to End-Users. In exchange for payment of the […***…], the end-user of the Software shall obtain a personal, non-sublicensable, non-transferable, non-exclusive license to use the Software (as well as any associated documentation) in object code only, in its unaltered form, on the specific hardware device upon which the Software was originally distributed. The license shall be perpetual provided that the end-user does not breach the end-user license agreement ("EULA") that accompanies the Software including, but not limited to, provisions that prohibit the end-user from decompiling, disassembling, reverse engineering or modifying the Software (except and only to the extent that applicable law expressly permits despite the limitations). The EULA shall also prohibit the end-user from reproducing the Software, except making one reproduction for archival purposes, which reproduction shall contain all legends and notices found on the original Software. HP shall provide a copy of the EULA that will accompany the Software to Supplier for approval, which approval will not be unreasonably withheld, delayed or conditioned.

*** Confidential Treatment Requested

Exhibit 10.4

EXHIBIT (V)

SOFTWARE PRODUCT REQUIREMENTS

1.SOFTWARE AND DOCUMENTATION WARRANTIES

To the extent Products include or constitute Software and related Documentation, in addition to the warranties set forth in Article (7) of the Agreement, Supplier hereby warrants and represents to HP that:

1.1    Supplier has, as of date of delivery, clear title for sufficient proprietary rights in and to the Software and Documentation to grant HP any license, lease or other non-ownership rights granted in and to the Software and Documentation and that the Software and Documentation are free of any and all restrictions, settlements, judgments or adverse claims that might adversely affect any such right granted HP;

1.2    The software made by supplier will not (1) contain lock out devices or have any virus, disabling device, time bomb, Trojan horse, back door or any other harmful component, (2) replicate, transmit or activate itself without control of a person operating the computing equipment on which it resides, (3) alter, damage or erase any data or other computer programs without control of a person operating the computing equipment on which it resides or (4) contain any code, key, node lock, time-out or other function whether implemented by electronic, mechanical or other means which restricts or may restrict use or access to programs or data based on residency on a specific hard ware configuration, frequency or duration of use, or other limiting criteria. Notwithstanding the foregoing, the following features shall be allowed but only where the parties mutually agree to have the Software include such features: (a) a trial ware feature to allow customers to use a feature for a specific period of time on a trial basis, and then automatically shut-off the feature, and; (b) a licensing feature to enable specific software functions such as Snapshot and Volume Copy via an applied license certificate file, or in other words, a license key.

1.3    The Software and Documentation, including accompanying trademarks, copyrights and trade names, do not violate or infringe any US, EU, Canada, Israel, Australia, India, China and Japan patent, copy right, trademark, trade secret or other proprietary right of any third party, that Supplier is not aware of any facts upon which such a claim for infringement could be based and that Supplier will promptly notify HP if it becomes aware of any claim or any facts upon which a claim could be based.

Supplier hereby assigns to HP the benefits of all warranties applicable to any third-party software licensed or sublicensed by HP from Supplier.

2.SOFTWARE SUPPORT

2.1    General. Software supplied under this Agreement falls into two general categories: Software which is licensed for no extra fee other than the purchase price of the Product with which it is distributed (often imbedded on the Product automatically as firmware) (referred to herein as "Firmware" for purposes of this Section 2), and; Software which is licensed for an additional fee and marketed as a stand-alone product, such as for example, but not limited, Snapshot and Volume Copy described in Amendment 5 to the Agreement (referred to as "For-a-Fee Software Products" for purposes of this Section 2). To be clear, the Management GUI described in this Exhibit is "Firmware" of the base, hardware RAID System which it manages for purposes of this Exhibit. Firmware support also will comply with Exhibit K-1 of this

Exhibit 10.4

Agreement. All Software (Firmware as well as For-a-Fee Software Products) shall meet the requirements of its respective Specifications.

2.2    Support to HP. Supplier agrees to provide secondary support to HP with respect to all Software as further described herein. Support for Firmware shall be provided by Supplier for no additional fee other than the original purchase price of the hard ware Product with which the Firmware was distributed during the same warranty period as that of the hardware Product with which it is distributed. With respect to For-a-Fee Software Products, however, support will be provided for free during the […***…] warranty period but, thereafter, support shall only be provided in exchange for HP's payment of the […***…] fees described in Amendment 5. There shall be no support requirement for For-a-Fee Software Products (other than the […***…] warranty) to HP on behalf of end-users who have not purchased an annual maintenance contract.

2.2    Support Terms. Supplier agrees to maintain such number of qualified personnel as is necessary to provide timely and knowledgeable maintenance and support service. Maintenance and support shall include, but not be limited to:

(i)	Supplier will provide "roadmap" (pursuant to confidentiality obligations) every […***…] with visibility to their efforts […***…] out;

(ii)	Receiving defect reports from HP and fixing defects or providing workarounds;

(iii)	Maintaining an electronic mail address and a telephone number for HP to report problems and receive assistance;

(iv)	Providing prompt communication and assistance to HP in the event Supplier determines a problem is related to the Software:

(v)	Providing updates, when appropriate, and instructions for implementation; and

(vi)	Providing a designated, knowledgeable support contact for providing technical support, which may be changed by written notice.

2.3    Response to Defects. Supplier agrees to take appropriate corrective action on any defect reports it receives, including report classifications of Escalation, Critical, Serious, Medium, and Low, after receipt of notice from HP. Supplier shall notify HP of the resolution and provide HP with the necessary data, equipment and/or software to allow HP to distribute the solution to its customers.

2.4    Response to Critical Defects. In the event a critical defect is discovered, Supplier agrees to use commercially reasonable efforts to correct the defect and provide such correction to HP within […***…] from determination of root cause. A critical defect is generally defined as one which causes the system not to function or to lose data, and for which there is no known workaround. Reasonable, actual reproduction and shipping costs to HP shall be borne by Supplier for the Licensed Software.

2.5    Enhancement Requests. HP may from time to time request enhancements to a software package. Such enhancements, and any accompanying terms and conditions, shall be subject to the mutual agreement of the parties and may include new and incremental charges to HP.

2.6    Support Information. Supplier will provide HP information to enable HP to train its support personnel on the Licensed Software. This includes, but is not limited to, information on troubleshooting

*** Confidential Treatment Requested

Exhibit 10.4

techniques and diagnostics, performance tuning, and software and internal data structure design overview.Supplier will provide ongoing information on known problems and open problems under investigation, bug fixes, and enhancement requests. Supplier will provide a summary of changes to software and documentation with updates. If HP requires Supplier to conduct training sessions, the parties will mutually agree upon terms, conditions, schedules and fees for such training.

1.DESCRIPTION OF SNAPSHOT AND VOLUME COPY

3.1    […***…] (HP Part Number […***…]) - a controller-based snapshot with the ability to perform, schedule, maintain , manage up to […***…] per […***…]

3.2    Volume Copy (HP Part N umber […***…]) - a controller-based clone with the ability to perform , schedule, maintain , manage up to […***…] within […***…]

3.3    […***…] (HP Part Number […***…]) - a controller-based snapshot with the ability to perform, schedule, maintain, manage up to […***…] per […***…]

3.4    Upgrade from […***…] - (HP Part Number […***…]) - a SKU for customers to upgrade from […***…] to […***…]

3.5    […***…] Software LTU (HP Part Number […***…]) - a controller-based snapshot with the ability to perform, schedule, maintain, manage up to […***…] per […***…]

3.6    […***…] Upg Software LTU (HP Part Number […***…]) - a SKU for customers to upgrade from […***…] to
[…***…]

3.7    […***…] Software LTU (HP Part Number […***…]) - a SKU for customers to upgrade from […***…] to […***…]

2.Requirements:

4.1    - a management GUI to create. delete, maintain , and schedule snapshots and clones
4.2    - HP branding where applicable with the management GUI, Snapshot, and Volume Copy software
4.3    - hot fixes, patches, or other maintenance to insure the products functions as needed
4.4    - a licensing mechanism that can be integrated into the HP Webware/OCS system

*** Confidential Treatment Requested